citigroup
corporate and investment banking

Citigroup Corporate and Investment Banking
18/F Three Exchange Square
8 Connaught Place
Central, Hong Kong

Our reference: 775085/090606/sy
Date: September 6, 2006

Green Dragon Wood Products Co. Limited
Unit 1914 19th Floor Miramar Tower
132 Nathan Road Tsimshatsui
Kowloon

Dear Sirs,

Re: Demand Credit Facility (the "Facility")- Supplemental Facility Letter

We refer to our facility letter to you dated November 21, 2005 as supplemented by as supplemental facility letter dated July 18, 2006 (collectively, as amended from time to time, the "Facility Letter"), regarding the Facility, section under "Interest Rate / Fees" is revised and replaced as follows:

Interest Rate / Fees :

1. Overdraft
   Interest will be charged at the higher of Citibank's prime lending rate and cost of fund per annum.

2. Invoice financing, packing loan, DA/DP, export and/or import bills
   a) For Hong Kong Dollar and United States Dollar bills, interest will be charged at a rate equal to Citibank's prime lending rate minus a margin of 1.00% per annum or cost of fund, whichever is higher.
   b) For bills of all other currencies, interest will be charged at a rate equal to Citibank's cost of fund plus a margin of 1.50% per annum.
   c) For Handling Commission and Commission-in-lieu of Exchange:
      - 1st USD50,000 at 1/8%
      - USD50,001 – USD100,000 at 1/16%
      - Balance at 1/32%

3. Others
   Other fees and commissions will be charged at our standard rates unless otherwise stipulated.

(Interest rate and commissions mentioned above will be subject to fluctuation at our discretion.)

This is also to confirm our agreement that the Lender may from time to time make credit enquiry on the Borrower and the Guarantor with any credit reference agency and submit the relevant data in connection with the Borrower, the Guarantor and the Facility to such credit reference agency for the purpose of accessing to such enquiry.

All other terms and conditions in the Facility Letter remain unchanged. Terms defined in the Facility Letter shall have the same meanings when used herein. This Supplemental Facility Letter shall form an integral part of the Facility Letter.

If you have any question regarding the above, please do not hesitate to contact your Citibank Account Officer, Mr. Joseph Yuen, at 2957-7032.

Yours faithfully,
For and on behalf of
Citibank, N.A. Hong Kong Branch

Allen Yuen
Head of Commercial Banking Group

L

citigroup

Our reference: 775085/112105/sc
Date: November 21, 2005

Green Dragon Wood Products Co. Limited
Unit 1914 19th Floor Miramar Tower
132 Nathan Road Tsimshatsui
Kowloon

Dear Sirs,

Re: Demand Credit Facility (the "Facility")

Pursuant to our previous discussion, we are pleased to propose the following terms and conditions for the above-mentioned Facility:

Borrower	:	Green Dragon Wood Products Co. Limited
Deposit Pledgor	:	Green Dragon Wood Products Co. Limited
Guarantor	:	Lee Kwok Leung

(The Deposit Pledgor and the Guarantor are collectively referred as "Security Providers")

Lender : Citibank, N.A., Hong Kong Branch

Facility Type, Amount and Description : Uncommitted, revolving short term credit facility up to an aggregate limit of HK$8,800,000.00 & USD100,000.00 with the following sub-limits:

1. HK$300,000.00 for overdraft in current account.
2. HK$6,500,000.00 for issuance of letters of credit ("LC") with title on goods including a sub-limit of HK$5,500,000.00 for invoice financing[1], packing loan, discount on documents against payment ("DP")/ documents against acceptance ("DA") on import bills, issuance of LC without title on goods and trust receipt loan.
3. HK$2,000,000.00 for negotiation of export bills under LC acceptable to the Lender
4. USD100,000.00 for pre-settlement exposure limit (the "Pre-Settlement Exposure Limit") to be made available for booking foreign exchange contracts.

Purposes :

- To finance general working capital requirements
- To finance trade/ foreign exchange transactions

Tenor of Facility :

1. Import bills
   Import LC may be issued at sight and/or usance of up to 120 days. Combined usance and loan period of any one transaction under import facilities shall not exceed 120 days.
2. Invoice financing
   The maximum tenor of any invoice financing transaction may be up to 120 days from the date of invoice. Nonetheless, the combined loan period and credit terms granted by suppliers to the Borrower shall always not exceed 120 days.
3. DA/DP
   The maximum tenor for any transactions shall not exceed 120 days.

[1] Lists of suppliers to be approved and accepted by the Lender from time to time

3. Foreign exchange
The maximum tenor of any foreign exchange transactions shall not exceed 90 days.

Packing Credit Condition : Packing credit allowed with 70% advance for up to 120 days or the expiry date of the related LC, whichever is earlier.

Interest Rate / Fees :

1. Overdraft
Interest will be charged at a rate equal to Citibank's prime lending rate or cost of fund, whichever is higher, plus a margin of 1.25% per annum

2. Invoice financing, packing loan, DA/DP, export and/or import bills
   a) For Hong Kong Dollar bills, interest will be charged at a rate equal to Citibank's prime lending rate or cost of fund, whichever is higher, plus a margin of 0.25% per annum.
   b) For bills of all other currencies, interest will be charged at a rate equal to Citibank's cost of fund plus a margin of 2.00% per annum.
   c) For Handling Commission and Commission-in-lieu of Exchange:
      - 1st USD50,000 at 1/8%
      - USD50,001 – USD100,000 at 1/16%
      - Balance at 1/32%

3. Others
Other fees and commissions will be charged at our standard rates unless otherwise stipulated.

(Interest rate and commissions mentioned above will be subject to fluctuation at our discretion.)

Conditions for foreign exchange contracts : The pre-settlement exposure of all foreign exchange contracts shall be calculated by the Lender daily on a mark-to-market basis in accordance with the Lender's internal methodologies. The aggregate pre-settlement exposure at any one time shall not exceed 130% (or any other rate as determined by the Lender from time to time) of the Pre-Settlement Exposure Limit. In the event that the aggregate pre-settlement exposure exceeds 130% of the Pre-Settlement Exposure Limit, the Lender may notify the Borrower in writing and the Borrower shall be required to provide additional security (including, without limitation, guarantees) satisfactory to the Lender within fourteen (14) days from the date of the notice. The form and the value of the additional security shall be determined by the Lender at its absolute discretion, taking into account the value of any existing security and the total amount outstanding under the Facility.

Cancellation and Repayment : The Lender reserves the overriding right to modify and/or cancel the aforesaid credit facilities and the terms/conditions at anytime at its discretion. The Facility is repayable upon demand made by the Lender.

Waiver of Consequential Damages : In no event shall the Lender, its subsidiaries, affiliates, officers or directors be liable on any theory of liability for any special, indirect, consequential or punitive damages and the Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favour.

Expenses : All expenses, including but not limited to legal fees, insurance premium, valuation fee, documentation costs, out-of-pocket expenses and stamp duties, are for account of the Borrower. The Lender will debit any of the Borrower's accounts with all such commissions, fees, charges, costs and expenses incurred by the Lender in connection with the Facility.

Conditions Precedent : Continuation / Drawdown of the Facility shall be subject to the conditions precedent that the Borrower shall provide all required security and the following documents in form and contents satisfactory to us:

1. This Facility Letter has been duly signed by the Borrower and acknowledged by the Security Providers.

2. Board Resolutions of the Borrower approving the Facility with the Lender and the execution of the relevant documents to which it is a party.

3. Execution of the Lender's standard documentation (already held by the Lender) from the Borrower for facilities of this type including but not limited to:
   - Citibank General Customer Agreement
   - Continuing Agreement for Letters of Credit
   - Export Bills Agreement

4. Constitutional documents of the Borrower (already held by the Lender) including but not limited to:
   - Memorandum and Articles of Association
   - Certificate of Incorporation
   - Business Registration Certificate

5. List of suppliers together with details of credit terms.

Security :

1. Pledge over deposit of HK$2,500,000.00 (plus any deposit margin as determined by the Lender from time to time) or its equivalent in other currencies to Citibank, N.A., Hong Kong Branch in name of the Deposit Pledgor to secure the obligations of the Borrower to the Lender (Deposit Deed dated September 12, 2005 has already been held by the Lender). The pledged deposit amount specified in this paragraph may from time to time be amended as agreed between the Deposit Pledgor and the Lender.

2. Continuing guarantee from the Guarantor guaranteeing the repayment of all outstanding indebtedness plus interest, costs and expenses due and owed by the Borrower to the Lender (already held by the Lender).

(The security documents specified under the section of "Security" are collectively defined as "Security Documents")

Undertaking : The Borrower undertakes to channel export bills business through the Lender for an amount of not less than HK$4,000,000.00 per annum.

Governing Law : This Facility Letter shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region and the parties hereby agree to submit to the non-exclusive jurisdiction of the courts of the Hong Kong Special Administrative Region.

As agreed, an arrangement fee for HK$5,000.00 in respect of the extension of the revised facilities is / is to be debited to your current account maintained with Citibank N.A.

Pursuant to paragraph 21.6 of the Code of Banking Practice, the Borrower hereby consents to the Lender providing to any guarantor or security provider in respect of any loan or credit facilities extended to the Borrower:

(a) a copy of this Facility Letter and any financial information of the Borrower having been given to the Lender;

(b) a copy of any formal demand for overdue payment which is sent to the Borrower; and

(c) from time to time on request by the guarantor or security provider, a copy of the latest statement of account provided to the Borrower (if any).

The Security Providers hereby confirm that the Borrower may from time to time request the Lender to extend additional facilities which, in aggregate with the Facility, may exceed the Facility Amount specified in this Facility Letter. If the Lender accedes to such request, it shall as soon as reasonably practicable give notice to the Security Providers and unless otherwise agreed by the Lender and the Security Providers, these additional facilities shall automatically also be covered by the Security Documents.

The Borrower undertakes to the Lender that it will immediately inform the Lender of any change of its directors or beneficial shareholders (where applicable), any payment default of or other material adverse changes affecting itself, its holding company, its and their subsidiaries and affiliates. The availability of the Facility will be subject to the absence of these adverse changes and defaults.

By accepting and acknowledging this Facility, the Borrower and the Guarantors hereby consent (i) to the Lender's disclosure to its head office and other branches, subsidiaries and affiliates details of your account relationship and the facilities herein; and (ii) that the Lender can from time to time make credit enquiry on the Borrower and the Guarantors with any credit reference agency and submit the relevant data in connection with the Borrower, the Guarantors and the Facility to such credit reference agency for the purpose of accessing to such enquiry.

We are very pleased to be given this opportunity to assist you with this financing. **Please indicate your acceptance of the Facility by signing and returning to us the enclosed duplicate of this Facility Letter within one month after the date of this Facility Letter, after which date this offer will elapse.** When accepted and upon our satisfaction of all conditions precedent, this Facility Letter will supersede our previous facility letters and arrangements with you and the outstanding thereunder shall be transferred as outstanding hereunder.

If you have any question regarding the above, please do not hesitate to contact your Citibank Account Officer, Mr. Joseph Yuen, at 2957-7032.

Yours faithfully,
For and on behalf of
Citibank, N.A. Hong Kong Branch

Allen Yuen
Head of Commercial Banking Group

Agreed and accepted for and on behalf of
Green Dragon Wood Products Co. Limited

For and on behalf of
GREEN DRAGON WOOD PRODUCTS CO. LIMITED
隆基木業有限公司

Sign (Steven) + Co. Chop

Authorized Signature(s)

Authorized Signature(s)

I hereby acknowledge the terms and conditions of the Facility Letter and confirm that the duly executed Security Documents (as defined in the Facility Letter) will automatically without the need for any further action secure the revised facilities as well as any additional facilities that the Lender may at its discretion grant to the Borrower in the future.

I am fully aware that my obligations and liabilities under the Guarantee dated September 10, 2001 are unlimited in amount.

Lee Kwok Leung

Sign (Steven)